EXHIBIT 99.3

COMPARISON OF CORPORATE GOVERNANCE AND SHAREHOLDER RIGHTS
We are currently an exempted company incorporated under the Companies Law. The Companies Law and our current memorandum and articles of association govern the rights of Mosaic Cayman’s shareholders. The Companies Law differs in some material respects from the Delaware General Corporation Law. In addition, there are differences between our current memorandum and articles of association and our proposed organizational documents arising from, among other things, the difference between the Companies Law and the DGCL and the typical form of organizational documents under each such body of law. Some of the provisions of our certificate of incorporation and bylaws are not necessarily the same as a typical Delaware corporation because we have utilized certain elective provisions of the DGCL to conform our corporate governance following our domestication to the substantive rights afforded to our shareholders under the Companies Law and our memorandum and articles of association prior to the domestication.
Below is a summary chart outlining important similarities and differences in the corporate governance and shareholder/shareholder rights associated with each of Mosaic Cayman and Mosaic Delaware according to applicable law and/or the organizational documents of Mosaic Cayman and Mosaic Delaware. You also should review the proposed certificate and proposed bylaws of Mosaic attached hereto as Annexes A and B to this proxy statement/prospectus, as well as the Delaware corporate law and corporate laws of the Cayman Islands, including the Companies Law, to understand how these laws apply to Mosaic Cayman and Mosaic Delaware.

	Delaware	Cayman Islands
Stockholder/Shareholder Approval of Business Combinations; Approval of Statutory Mergers
In addition to the approval and redemption requirements in connection with an initial business combination, as described under “Description of Securities”, mergers generally require approval of a majority of all outstanding shares. Our certificate of incorporation provides that in addition to any lesser or greater vote required by applicable law, the affirmative vote of the holders of two-thirds of the voting power of the outstanding shares entitled to vote thereon shall be necessary to approve any merger or consolidation of the corporation that the DGCL requires the stockholders of the corporation to approve.

In addition to the approval and redemption requirements in connection with an initial business combination, as described under “Description of Securities”, mergers require approval of two-thirds of the shares present and voting at a shareholder meeting, and any other authorization as may be specified in the relevant articles of association.

Parties holding certain security interests in the constituent companies must also consent.

	Mergers in which less than 20% of the acquirer’s stock is issued generally do not require acquirer stockholder approval.	All mergers (other than parent/subsidiary mergers) require shareholder approval—there is no exception for smaller mergers.

	Mergers in which one corporation owns 90% or more of a second corporation may be completed without the vote of the second	If holders of not less than 90% of each class or series (generally excluding shares already owned by the acquiror) approve of a tender corporation’s board of directors or stockholders.
offer, then the remaining shareholders are generally compelled, subject to court approval, to transfer their shares on the same terms as the accepting shareholders.

A Cayman Islands company may also be acquired through a “scheme of arrangement” sanctioned by a Cayman Islands court and approved by 50%+1 in number and 75% in value of shareholders in attendance and voting at a shareholders’ meeting.

Special Vote Required for Combinations with Interested Stockholders/Shareholders
We have opted out of Section 203 of the DGCL, which requires that a corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder.
No similar provision to Section 203 of the DGCL.

Stockholder/Shareholder Votes for Routine Matters	Generally, approval of routine corporate matters that are put to a stockholder vote require the affirmative vote of the majority of shares present and entitled to vote on the subject matter.
Subject to the articles of association, matters which require shareholder approval, whether under Cayman Islands statute or the company’s articles of association, are determined (subject to quorum requirements) by simple majority of the shares present and voting at a meeting of shareholders. Where the proposed action requires approval by “Special Resolution” the approval of not less than two-thirds of the shares present and voting at a meeting of shareholders is required.

Appraisal Rights	Generally a stockholder of a publicly traded corporation does not have appraisal rights in connection with a merger.	Minority shareholders that dissent to a merger are entitled to be paid the fair market value of their shares, which if necessary may ultimately be determined by the court.

Stockholder/Shareholder Meetings; Quorum	Stockholder approval of amendments of charter	Subject to the articles of association, matters which

documents require a majority of outstanding shares; most other stockholder approvals require a majority of those present and voting, provided a quorum is present.	require shareholder approval, whether under Cayman Islands statute or the company’s articles of association, are determined by simple majority of the shares present and voting at a meeting of shareholders. Where the proposed action requires approval by “Special Resolution” (such as the amendment of the company’s constitutional documents) the approval of not less than two-thirds of the shares present and voting at a meeting of shareholders is required.

Quorum is set in the charter documents, but cannot be less than one-third of outstanding shares. Our certificate of incorporation provides that the presence, in person or by proxy, of a majority of our outstanding shares shall constitute a quorum.

Quorum is set in the company’s articles of association. Our amended and restated memorandum and articles of association provide that the presence, in person or by proxy, of a majority of our outstanding shares shall constitute a quorum.

Stockholder/Shareholder Consent to Action Without Meeting
The certificate of incorporation may provide that its stockholders may not act by written consent. Our certificate of incorporation provides that except for certain actions by our Class F stockholders prior to a business combination, shareholder consents must be unanimous.

The articles of association may provide that shareholders may not act by written resolution. Our amended and restated memorandum and articles of association provide that except for certain actions by our Class F shareholders prior to a business combination, shareholders written consents must be unanimous.

Stockholder/Shareholder Ability to Call a Special Meeting	Stockholder may call a special meeting.	Shareholder may call a special meeting.

Inspection of Books and Records	Any stockholder may inspect the corporation’s books and records for a	Shareholders generally do not have any rights to inspect or obtain copies of the register of

	proper purpose during the usual hours for business.	shareholders or other corporate records of a company.

Stockholder/Shareholder Lawsuits	A stockholder may bring a derivative suit subject to procedural requirements.
In the Cayman Islands, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. A shareholder may be entitled to bring a derivative action on behalf of the company in certain circumstances.

Election and Removal of Directors
Prior to our initial business combination all of our directors may be elected or removed by a two-thirds vote of our Class F stockholders. After our initial business combination (in connection with which our Class F shares will be converted to Class A shares) directors may be elected and removed by a majority vote off our stockholders.

Prior to our initial business combination all of our directors may be elected or removed by a two-thirds vote of our Class F shareholders. After our initial business combination (in connection with which our Class F shares will be converted to Class A shares) directors may be elected and removed by a majority vote off our shareholders.

Classified or Staggered Boards	Classified boards are permitted. Our board is not classified.	Classified boards are permitted. Our board is not classified.

Fiduciary Duties of Directors	Directors must exercise a duty of care and duty of loyalty and good faith to the company and its stockholders.	A director owes fiduciary duties to a company, including to exercise loyalty, honesty and good faith to the company as a whole.

In addition to fiduciary duties, directors owe a duty of care, diligence and skill.

Such duties are owed to the company but may be owed direct to creditors or shareholders in certain limited circumstances.

Indemnification of Directors and Officers	A Delaware corporation is generally permitted to indemnify its	A Cayman Islands company is generally permitted to indemnify its directors or officers except with regard to

	directors and officers acting in good faith. Our organizational documents and written agreements with our officers and directors provide that we will indemnify our officers and directors to the fullest extent permitted by law.	fraud or willful default. Our organizational documents and written agreements with our officers and directors provide that we will indemnify our officers and directors to the fullest extent permitted by law.

Limited Liability of Directors
Liability of directors may be limited, except with regard to breaches of duty of loyalty, intentional misconduct, unlawful repurchases or dividends, or improper personal benefit. Our organizational documents limit the liability of our directors to the fullest extent permitted by law.

Liability of directors may be limited, except, with regard to their own fraud or willful default. Our organizational documents limit the liability of our directors to the fullest extent permitted by law.